Exhibit 99.1

CONTACT:

Alan Cormier

General Counsel and Secretary

Sycamore Networks, Inc.

978-250-2921

alan.cormier@sycamorenet.com

SYCAMORE NETWORKS, INC. ANNOUNCES INTENT TO PROCEED WITH DISSOLUTION

Certificate of Dissolution Expected to be Filed on March 7, 2013

CHELMSFORD, Mass., March 4, 2013 – Sycamore Networks, Inc. (NASDAQ: SCMR) (the “Company”) announced today that its Board of Directors has determined that, for the reasons stated in the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting of Stockholders of the Company held on January 29, 2013 (the “Special Meeting”), and after reviewing strategic alternatives for all of the Company’s assets and available options for providing value to the Company’s stockholders, it is advisable and in the best interest of the stockholders for the Company to proceed with its previously announced liquidation and dissolution, in accordance with the plan of complete liquidation and dissolution that the stockholders approved at the Special Meeting, effective as of the close of business on March 7, 2013.

The Company intends to file a certificate of dissolution with the Delaware Secretary of State on March 7, 2013 (the “Certificate of Dissolution”). In connection with the filing of the Certificate of Dissolution, the Company will close its stock transfer books and discontinue recording transfers of its common stock, $0.001 par value per share (the “Common Stock”), as of 5:00 p.m. Eastern Time on March 7, 2013. The Board has fixed March 7, 2013 as the final date for the recording of stock transfers and as the record date for determining Company stockholders entitled to receive any future distributions of available assets. Only those stockholders of record as of the close of business on March 7, 2013 will be entitled to such future distributions. Subject to uncertainties inherent in the winding up of its business, the Company expects to make one or more liquidating distributions as promptly as practicable after paying, or providing for the payment of, any outstanding claims in accordance with Delaware law. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions.

The Company intends to submit a request to The NASDAQ Stock Market (“NASDAQ”) to suspend trading of the Common Stock on The NASDAQ Global Select Market effective as of the close of trading on March 7, 2013. The Company also intends to notify NASDAQ that it will file a Form 25 with the SEC on or about March 15, 2013 and request that NASDAQ delist the Common Stock from The NASDAQ Global Select Market effective prior to the opening of trading on March 25, 2013. Following the suspension of trading of the Common Stock on The NASDAQ Global Select Market, shares of the Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities, such as the OTC Bulletin Board or the Pink Sheets. The Company advises its stockholders that the suspension of trading of the Common Stock on The NASDAQ Global Select Market may reduce the Common Stock’s market liquidity and, as a result, investors may find it more difficult to dispose of, or obtain accurate quotations for the price of, the Common Stock, if they are able to trade the Common Stock at all.

About Sycamore Networks, Inc.

Sycamore Networks, Inc. (NASDAQ: SCMR) is based in Chelmsford, Massachusetts. For more information, please visit www.scmrinc.com.

Safe Harbor for Forward-Looking Statements

We wish to caution you that certain matters discussed in this press release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the Company’s Board of Directors may determine to abandon or delay the implementation of the plan of complete liquidation and dissolution of the Company; the Company’s inability to predict the timing or amount of any additional cash distributions to stockholders; in the event that the Company proceeds with the plan of complete liquidation and dissolution, the Company’s stockholders could be liable to the Company’s creditors in the event that the Company fails to create an adequate contingency reserve to satisfy claims against it; the limited ability of our stockholders to trade our stock after we close our stock transfer books, and the Company’s continuing costs associated with complying with public company reporting requirements. More information about potential factors that could affect the Company’s dissolution and the amount of any future distributions is included in the section entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.